UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Austin A. Adams, Chair and lead independent director of CommunityOne Bancorp (the “Company”) and its banking subsidiary, CommunityOne Bank, N.A. (“Bank”), resigned from the boards of directors of the Company and the Bank, effective June 25, 2014. Mr. Adams has agreed to serve as a director of First Niagara Financial Group, Buffalo, New York, and its banking subsidiary, First Niagara Bank, N.A. Thus, his resignation was for personal and business reasons and not because of a disagreement with the Company or the Bank or their respective boards of directors.
The boards of directors of the Company and the Bank have each unanimously elected J. Chandler Martin as the Chair and lead independent director.
A copy of the press release announcing the resignation of Mr. Adams from the boards of the Company and the Bank and the election of Mr. Martin as Chair is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1
Press Release, dated July 1, 2014, announcing the resignation of Austin A. Adams as Chair and lead independent director of CommunityOne Bancorp and CommunityOne Bank, N.A. and election of J. Chandler Martin as Chair and lead independent director in his place.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2014	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer